Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus in Part A and "Financial Statements" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 27, 2002 on the financial statements and financial highlights of Principal Partners LargeCap Blend Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-48740).


                                      /s/Ernst & Young LLP
                                      ERNST & YOUNG LLP


Des Moines, Iowa
February 21, 2003